--------------------------------------------------------------------------------

                                     PROXY                      PRELIMINARY COPY

                                 WORLDCOM, INC.
                             515 EAST AMITE STREET
                        JACKSON, MISSISSIPPI 39201-2702

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               SPECIAL MEETING OF SHAREHOLDERS, DECEMBER 20, 1996

    The undersigned hereby appoints Bernard J. Ebbers and Scott D. Sullivan, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Special Meeting of Shareholders of WorldCom, Inc. ("WorldCom"), to be held on December 20, 1996, commencing at 9:00 a.m. local time, at 515 East Amite Street, Jackson, Mississippi, and at any and all adjournments or postponements thereof, according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following, as more fully set forth in the Joint Proxy Statement/Prospectus of WorldCom and
MFS Communications Company, Inc. dated November   , 1996.

1. Approval of the issuance of WorldCom's common stock and preferred stock pursuant to the Amended and Restated Agreement and Plan of Merger dated as of August 25, 1996 by and among WorldCom, HIJ Corp., a wholly owned subsidiary of WorldCom, and MFS Communications Company, Inc. (the "Merger Agreement") and the transactions contemplated thereby.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN
2. Approval of the amendment to WorldCom's Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of WorldCom common stock from 750,000,000 to 2,500,000,000.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN
3. Approval of the adjournment of the Special Meeting to allow for additional solicitation of shareholder proxies or votes in the event that the number of proxies or votes sufficient to obtain a quorum or to approve Proposal 1 and Proposal 2 has not been received by the date of the Special Meeting.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

4. In their discretion with respect to such other business as properly may come before the Special Meeting or any adjournments or postponements thereof.

                (Continued and to be signed on the other side.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          (Continued from other side.)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN THE PROXIES' DISCRETION WITH RESPECT TO PROPOSAL 4, INCLUDING ADJOURNMENT OF THE SPECIAL MEETING. UNLESS EACH OF PROPOSAL 1 AND PROPOSAL 2 IS APPROVED BY THE SHAREHOLDERS OF WORLDCOM, NEITHER PROPOSAL WILL BE ADOPTED.

                                         DATED: ________________________, 1996


                                         _____________________________________
                                                        Signature

                                         _____________________________________
                                                Signature if held jointly

                                         Please sign exactly as name(s) appear
                                         on this proxy card. When shares are
                                         held by joint tenants, both should
                                         sign. When signing as attorney-in-fact,
                                         executor, administrator, personal
                                         representative, trustee or guardian,
                                         please give full title as such. If a
                                         corporation, please sign in full
                                         corporate name by President or other
                                         authorized officer. If a partnership,
                                         please sign in partnership name by
                                         authorized person.

 PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN THIS PROXY CARD USING THE ENCLOSED
                                    ENVELOPE

--------------------------------------------------------------------------------